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                                                                 Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Oxford Health Plans, Inc.:


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-77529) and the related Prospectus of Oxford Health Plans, Inc. for the registration of 22,530,000 shares of its common stock, 277,629.157 shares of Series D Cumulative Preferred Stock, 132,808.069 shares of Series E Cumulative Preferred Stock, $277,629,157 aggregate principal amount of Series D Junior Subordinated Debentures, $132,808,069 aggregate principal amount of Series E Junior Subordinated Debentures, 15,800,000 Series A Warrants and 6,730,000 Series B Warrants and to the incorporation by reference therein of our report dated March 9, 1999, with respect to the consolidated financial statements and schedules of Oxford Health Plans, Inc. included in its Annual Report on Form 10-K/A No. 2, as amended by Form 10-K/A No. 3, for the year ended December 31, 1998, filed with Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP







Stamford, Connecticut
December 16, 1999